UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 20, 2015

TRIUMPH VENTURES CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-55271

Delaware	99-0380633
(I.R.S. Employer Identification Number)

8 Sharei Torah Street, Jerusalem, Israel	96387
(Address of Principal Executive Offices)	(Postal Code)

Registrant's Telephone Number, including area code: (972) 2 642 8634

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2015, the Registrant's Board of Directors accepted the resignation of Julius Klein, as Chief Executive Officer and a Director of the Registrant. There was no dispute between the Registrant and Mr. Klein on any matter relating to the Registrant's operations, policies or practices. Rather, the reason for Mr. Klein's resignation was related to his personal health and therefore the inability to contribute to the business plan of the Company . Mr. Klein furnished the Registrant with his Letter of Resignation, a copy of which is attached as an exhibit 17.1 to this Form 8-K. In a settlement agreement with the Company Mr Klein will cancel and return to treasury 13,250,000 shares of restricted common stock and be entitled to the return of funds on his loan account up to $47,500.

Effective January -18, 2015, the Registrant appointed Mr. Shraga Soffer, age 40, who has served as the Registrant's Chief Financial Officer, Secretary and as a Director since February 10, 2012, as the Registrant's Interim Chief Executive Officer and sole Director .

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
17.1	Letter of Resignation of Julius Klein, dated January 18, 2015, filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Shraga Soffer
Shraga Soffer,
Director
Date: January-- 20, 2015

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